SCHEDULE 14A INFORMATION

     PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.1)

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/x/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                       ACME UNITED CORPORATION
------------------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1) or
    Item 22(a)(2) of Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        ---------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        ---------------------------------------------------------------
    (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ---------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        ---------------------------------------------------------------
    (5) Total fee paid:
        ---------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        ---------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
        ---------------------------------------------------------------
    (3) Filing Party:
        ---------------------------------------------------------------
    (4) Date Filed:
        ---------------------------------------------------------------

<PAGE 1>


                                                   March 31, 1997


Dear Fellow Shareholder:

On behalf of your Board of Directors and Managment, I cordially invite you to attend the Annual Meeting of Shareholders of Acme United Corporation scheduled to be held on Monday, April 28, 1997 at 11:00 a.m., local time at People's Bank, Bridgeport Center (Multipurpose Room), 850 Main Street, Bridgeport, Connecticut. This will be my second Annual Meeting since appointment as your Company's President and Chief Executive Officer, and I particularly look forward to greeting personally those shareholders able to attend.

At the Meeting, shareholders will be asked to elect eight directors to serve for a one year term; approve an Amendment to the Company's 1996 Non-Employee Director Stock Option Plan; and ratify the appointment of Coopers and Lybrand as the Company's independent auditors for the current fiscal year. Information regarding these matters is set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

It is important that your shares be represented and voted at the Meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Acme United Corporation.


Sincerely,

Walter C. Johnsen
President and Chief Executive Officer


<PAGE 2>
                     Acme United Corporation
                     75 KINGS HIGHWAY CUTOFF
                  FAIRFIELD, CONNECTICUT 06430

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON APRIL 28,1997

Notice is hereby given that the Annual Meeting of Shareholders of Acme United Corporation will be held at People's Bank, Bridgeport
Center (Multipurpose Room), 850 Main Street, Bridgeport,
Connecticut, on Monday, April 28, 1997, at 11:00 A.M., for the following purposes:

     1. To elect eight Directors of the Company to serve until the next Annual Meeting and until their successors are elected.

     2.     To consider and vote upon an amendment to the 1996
            Non-Employee Director Stock Option Plan.

     3. To consider and vote upon the appointment of Coopers and Lybrand as Auditors for the Company for the year
            1997.

     4. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 10, 1997, will be entitled to vote at the meeting and at any adjournment thereof.


March 31, 1997           /s/ Cheryl L. Kendall
                         -----------------------------------
Fairfield, Connecticut   Cheryl L. Kendall, Vice President -
                         Chief Financial Officer, Secretary and
                         Treasurer


                     YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect the right to vote in person in the event you attend the meeting.

Enclosure: The Annual Report of the Company for the year 1996.




<PAGE 3>
                                          Acme United Corporation
                                          75 KINGS HIGHWAY CUTOFF
                                     FAIRFIELD, CONNECTICUT 06430


ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 1997
PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Directors of Acme United Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Shareholders of the Company, to be held April 28, 1997, or at any adjournment thereof. The purposes are set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. Any proxy given may be revoked by a shareholder orally or in writing at any time prior to the voting of the proxy.

The approximate date on which this Proxy Statement and the enclosed Proxy is first sent or given to shareholders is March
31, 1997.

Only holders of Common Stock of record at the close of business on March 10, 1997 will be entitled to vote at the meeting. Each holder of the 3,325,500 issued and outstanding shares of $2.50 par value Common Stock is entitled to one vote per share. The holders of a majority of the outstanding shares present in person or by proxy will constitute a quorum for the transaction of business at the meeting.

The affirmative vote of a majority of the outstanding Common Stock entitled to vote thereon, is required for approval of the Amendment to the Certificate of Incorporation. Where a quorum is present, the affirmative vote of a majority of the votes present, in person or by proxy, at the meeting and entitled to vote will decide other questions voted upon, including the election of Directors. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting.

PRINCIPAL SHAREHOLDERS

The following information is given with respect to any person who, to the knowledge of the Company's Board of Directors, owns beneficially more than 5% of the Common Stock of the Company (exclusive of treasury shares) as of February 10, 1997 (except as noted):
<PAGE 4>

                                              Shares
                                               Owned
                                                 on     Percent
                               Type of       February        of
Shareholder                    Ownership     10, 1997     Class
----------------------------   -----------   ---------  -------
Henry C. Wheeler               Direct         434,844     12.83
149 Lansdowne
Westport, CT 06880
-----------------------------  ------------  ---------  -------
Henry C. Wheeler and Fleet     Direct (1)     103,740      3.06
National Bank
777 Main Street,
MSN 321, Hartford, CT 06115
Trustees for Henry C. Wheeler
-----------------------------  ------------  ---------  -------
Fleet National Bank            Direct         23,033        .68
777 Main Street
MSN 321, Hartford, CT 06115
Executor of the Estate of
Phyllis S. Wheeler
-----------------------------  ------------  ---------  -------
Walter C. Johnsen              Direct         190,200      5.61
75 Kings Highway Cutoff
Fairfield, CT   06430
-----------------------------  ------------  ---------  -------
Dimensional Fund               Indirect (2)   181,538      5.35
Advisors Inc.
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
----------------------------------------------------------------

The persons shown above have sole voting power in these shares except that in the trust marked (1) the fiduciaries share voting and dispositive power, and as noted in (2) below.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 181,538 shares, all of which are held in portfolios of DFA Investment Dimensions Group Inc. ("Fund"), a registered open-end investment company, or in series of The DFA Investment Trust Company ("Trust"), a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional has sole voting power over 142,831 shares and sole dispositive power over 181,538 shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust. In their capacity as such officers, they have the right to vote 28,707 additional shares which are owned by the Fund and 10,000 shares which are owned by the Trust and all of which shares are included in the 181,538 shares disclosed. Dimensional disclaims beneficial ownership of such shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates, as to each named executive officer, director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of February 10, 1997. The persons shown have sole voting power in these shares except as shown in the footnotes below.
<PAGE 5>
                                          Common Stock
                                    Beneficially Owned as of
                                        February 10, 1997
                                  -----------------------------

                                   Number of
                                   Shares (1)          Percent
                                   -------------       --------
David W. Clark, Jr. .............     36,803      (2)    1.01
George R. Dunbar ................      5,026              *
Walter C. Johnsen ...............    340,200      (3)    9.36
Newman M. Marsilius .............      8,553      (4)     *
Wayne R. Moore ..................      6,888              *
Gary D. Penisten ................     43,000             1.18
James L.L. Tullis ...............     15,000      (5)     *
Dwight C. Wheeler II ............      5,505      (6)     *
Henry C. Wheeler ................    538,584      (7)   14.82
Executive Officers and Directors
as a Group (13 persons) ........   1,031,059      (8)   28.18

*Less than 1.0%

(1) Based on a total of 3,390,120 outstanding shares as of February 10, 1997 and 243,125 shares issuable upon exercise of outstanding options exercisable within 60 days of February 10, 1997.

(2) Mr. Clark is Trustee of the John E. Clark Trust with 7,894 shares and has voting and dispositive power on those shares. Mr. Clark is Co-Trustee with Margaret L. Clark of the David W. Clark, Jr. Trust with 19,867 shares and shares voting and dispositive power on these shares.

(3) Includes 150,000 shares issuable upon exercise of outstanding options within 60 days of February 10, 1997.

(4) Marie K. Marsilius, wife of Newman M. Marsilius, owns 632 shares in which Mr. Marsilius disclaims any beneficial interest.

(5) Includes 10,000 shares issuable upon exercise of outstanding options exercisable with 60 days of February 10, 1997.

(6)   Dwight C. Wheeler II is a son of Henry C. Wheeler.

(7)   Henry C. Wheeler is Co-Trustee with Fleet National of
103,740 shares and shares voting and dispositive power on these shares. See Principal Shareholders for details.

(8) Includes 189,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 10, 1997.

ELECTION OF DIRECTORS

Each of the following persons has been nominated as a Director until the next Annual Meeting of Shareholders and until his successor is chosen and qualified. The proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for the election as Directors of the following nominees, all of whom are now members of the Board of Directors.

<PAGE 6>
Nominees              Principal Occupation               Director
                                                          Since
------------------    ---------------------------------  --------
Walter C. Johnsen     President and Chief Executive        1995
(age 46)              Officer as of November 30,1995;
                      Executive Vice President from
                      January 24, 1995 to November 29,
                      1995.  Formerly served as Vice
                      Chairman and a principal of
                      Marshall Products, Inc. a medical
                      supply distributor based in
                      Lincolnshire, Ill., which he and
                      his associates acquired in a
                      leveraged acquisition.  The firm
                      grew from $18 million to $40
                      million in annual revenues in a
                      period of four years when it was
                      sold to a Japanese company.
                      Previously, Mr. Johnsen held
                      various venture capital positions
                      at Smith Barney and was Managing
                      Partner of the firm's West Coast
                      activities. Earlier in his
                      career, he worked at Pfizer, Inc.


Gary D. Penisten      Chairman of the Board since          1994
(age 65)              February 27, 1996. He is a
                      Director of D.E. Foster &
                      Partners L.P., an executive
                      search firm, and Food Court
                      Entertainment Network, Inc., a
                      shopping mall advertising
                      entertainment venture. From 1977
                      to 1988, he was Senior Vice
                      President of Finance, Chief
                      Financial Officer and a Director
                      of Sterling Drug Inc. in New York
                      City. From 1974 to 1977 he served
                      in the U.S. government as
                      assistant Secretary of the Navy
                      for Financial Management. Prior
                      to that, he was employed by
                      General Electric.

David W. Clark, Jr.   Managing Director of Pryor &         1980
(age 59)              Clark Company, an investment
                      company. From July 1988 to June
                      1992, Mr. Clark was President of
                      Corcap, Inc., which was spun out
                      of Lydall, Inc. in July 1988. Mr.
                      Clark joined Lydall in 1972 as
                      Vice President-Treasurer and
                      Director. He became Executive
                      Vice President in 1977 and
                      President in 1986. Until July
                      of 1992, Mr. Clark was also
                      Chairman of the Board of
                      CompuDyne Corporation of which he
                      remains a Director. He is also a
                      Director of Checkpoint Systems,
                      Inc., Thorofare, NJ; and SSC
                      Technologies, Bloomfield, CT.

George R. Dunbar      President of Dunbar Associates,      1977
(age 73)              a municipal management consulting
                      firm. Former Chief Administrative
                      Officer for the City of
                      Bridgeport. President (1972-87),
                      Bryant Electric division of
                      Westinghouse Electric
                      Corporation, manufacturer of
                      electrical distribution and
                      utilization products,
                      Bridgeport,CT. Mr. Dunbar is also
                      a Director of People's Bank,
                      Bridgeport, CT.

Newman M. Marsilius   Chairman of the Board (1978-         1956
(age 79)              1986), The Producto Machine
                      Company, manufacturer of special
                      machine tools and tooling
                      products, Bridgeport, CT.


Wayne R. Moore        President and Chief Executive        1976
(age 66)              Officer of The Moore Special Tool
                      Company (1974-93).  Mr. Moore was
                      Chairman of the Board of The
                      Moore Special Tool Company and
                      The Producto Machine Company
                      (1993-96), and is presently a
                      Director and Chairman Emeritus.
                      He was Chairman of the
                      Association for Manufacturing
                      Technology/U.S. Machine Tool
                      Builders (1985-86) and Committee
                      Member of U.S. Eximbank (1984).


James L.L. Tullis     Chairman and Chief Executive         1996
(age 49)              Officer of of Tullis-Dickerson &
                      Co., Inc., Greenwich,
                      Connecticut, a venture capital
                      firm. From 1972 to 1983, he was a
                      securities analyst researching
                      the health care industry at
                      Putnam Funds and Morgan Stanley
                      and Co., Inc.  From 1983 to
                      1986, he was a senior vice
                      president at E.F. Hutton and Co.
                      He is a director of Physician
                      Sales & Service, Inc. and
                      American Consolidated
                      Laboratories, Inc.

Henry C. Wheeler      Chairman and Chief Executive         1941
(age 80)              Officer through December 20,
                      1994, Chairman through November
                      29, 1995, Chairman Emeritus as of
                      November 30, 1995.

Management does not expect that any of the nominees will become unavailable for election as a Director, but, if for any reason that should occur prior to the Annual Meeting, the persons named in the proxy will vote for such substitute nominee, if any, as may be recommended by Management.

There were no material transactions between the Company and any Officer of the Company, any Director or nominee for election as Director, any security holder holding more than 5% of the Common Stock of the Company or any relative or spouse of any of the foregoing persons.

The Board of Directors had eleven meetings. All Directors attended 90% of the aggregate of the total number of the Board meetings and meetings of Committees of which they were a member.

<PAGE 8>
All Directors who are not salaried employees received a fee of $1,500 per quarter plus $500 for each Board of Directors meeting attended. The fees earned for service on the Committees of the Board were $500 per Committee meeting and $500 for each one-half day, or major portion thereof, devoted to Committee work. The Chairman of the Executive Committee earned an additional $500 per day to compensate for the broader responsibility and related effort.

Effective November 19, 1995 all fees payable to such Directors shall be deferred until the Company completes four consecutive quarters with aggregate earnings per share of $.50 or more, the Company or one of its major businesses has been sold or a change in control of the Company has occurred. Until one of such events occurs, the fees as earned shall be accrued by the Company and when one of such events does occur, the accrued fees shall be paid as promptly as possible thereafter.

Each such Director has been offered the option of receiving, when such fees become payable, (a) an amount equal to the fees earned during the period of deferral, or (b) the sum of (i) the amount of the fees earned during the period of deferral, plus or minus, as the case may be (ii) the aggregate amount of the fees earned each month during the period of deferral times the Percentage Increase or Decrease in the Company's Stock Price index ("Index"). The "Percentage Increase or Decrease in the Index" shall mean the increase or decrease expressed as a percentage in the Index from the first business day of the month during which fees were earned and the Index on the last business day prior to the date of payment. The Index for any given day shall be the closing price on the American Stock Exchange for the Company's stock on such day. All payments pursuant to the Deferred Compensation Plan for Directors shall be without interest. All such Directors have selected Option (b), which ties payments to the stock price.

There is an Executive Committee of the Board of Directors which is composed of Mr. Penisten as Chairman and Messrs. Clark and Dunbar. The function of the Executive Committee is to act for the Board of Directors during the intervals between meetings of the Board. During 1996, the Committee held three formal meetings. In addition, the Committee members each worked independently on numerous projects for the Company.

There is an Audit Committee of the Board of Directors which is composed of Mr. Penisten as Chairman and Messrs. Dunbar, Marsilius and Moore. During 1996, this committee met two times with the Company's independent auditors. The function of the Audit Committee is to maintain a direct and separate line of communications between the Board of Directors and the Company's independent auditors.


The functions of a Nominating Committee are performed by the whole Board. The Board will consider nominees for Directors recommended by shareholders, and such recommendations may be made by submitting in writing to the Board, care of the Secretary at Company's principal executive office, the name, address, telephone number and resume of his or her business and educational background along with a written statement by the shareholder as to why such person should be considered for election to the Board of Directors.

<PAGE 9>
EXECUTIVE COMPENSATION

Executive Compensation Committee and Insider Participation

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During 1996 the Committee was composed of certain non-employee members of the Board of Directors, which include George R. Dunbar as Chairman and David W. Clark, Jr., Wayne R. Moore and James L.L. Tullis. The Committee had five meetings during 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is committed to a strong, positive link between business, performance and strategic goals, and compensation and benefit programs.

OVERALL EXECUTIVE COMPENSATION POLICY

Our compensation policy is designed to support the overall
objective of enhancing value for our shareholders by:

     - Attracting, developing, rewarding and retaining highly qualified and productive individuals.

     - Directly relating compensation to both Company and individual performance.

     - Ensuring compensation levels that are externally competitive and internally equitable.

Following is a description of the elements of the Company's executive compensation program and how each relates to the objectives and policy outlined above.

BASE SALARY

The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, we consider level and scope of responsibility, experience, company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

Salary increases in 1996 were reduced or delayed to reflect the performance of the Company.

ANNUAL INCENTIVES

Annual incentive award opportunities are made to executives to recognize and reward corporate and individual performance. The plan in effect for 1996 provided for an incentive bonus based on the achievement of corporate profitability goals set for each individual, based upon his area of responsibility. The bonuses would range from 5% to 40% of base salary, provided a minimum goal were reached. The amount individual executives may earn under the bonus plan is directly dependent upon the individual's position, responsibility and ability to impact our financial success. Only one incentive bonus was granted for 1996.

<PAGE 10>
In 1997, a new goal-related plan has been implemented.

STOCK OPTION INCENTIVES

The Company's stock option compensation program is administered by the Compensation Committee of the Board of Directors. The purpose of the Company's Amended and Restated Stock Option Plan for employees is to promote the interests of the Company by enabling its key employees to acquire an increased proprietary interest in the Company and thus to share in the future success of the Company's business. Accordingly, the plan is intended as a means not only of attracting and retaining outstanding management personnel but also of promoting a closer identity of interests between employees and stockholders. Since the employees eligible to receive options under the plan will be those who are in a position to make important and direct contributions to the success of the Company, the Committee believes that the grant of the options under the plan will be in the best interests of the Company.

The following options were granted in 1996:

Options for 75,000 shares were granted to Walter C. Johnsen on January 23, 1996 of which 25,000 shares vested on January 23,
1996, 25,000 on July 24, 1996 and 25,000 on January 1, 1997.

The Committee also granted 52,000 shares for other executive officers with staggered vesting dates through 1999.

RATIONALE FOR CEO COMPENSATION

Walter C. Johnsen was designated President and Chief Executive Officer of the Company effective on November 30, 1995. His compensation package was designed to encourage performance in line with the interests of our shareholders. We believe Mr. Johnsen's total compensation was competitive in the external marketplace and reflective of Company and individual performance.

Mr. Johnsen's compensation was $150,000 per annum prior to his becoming Chief Executive Officer, and was not changed as a result of his new position. The factors which the Committee considered in determining Mr. Johnsen's base salary for fiscal 1996 were those mentioned above for other executive officers.

COMPENSATION COMMITTEE

George R. Dunbar, Chairman
David W. Clark, Jr.
Wayne R. Moore
James L.L. Tullis

The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference in this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

<PAGE 11>
SUMMARY COMPENSATION TABLE

     The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the two other most highly compensated executive officers of the Company at the end of the last completed fiscal year earning more than $100,000 in salary and bonuses. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

ANNUAL COMPENSATION

                                                            Other Annual
                                                            Compensation   All Other
Name and Principal Position     Year     Salary    Bonus        (1)       Compensation
----------------------------  --------  --------  --------  ------------  ------------
Walter C. Johnsen               1996    $150,000   $  -0-         $2,000
President & Chief               1995    $143,750   $  -0-         $1,000
Executive Officer (2)

Dwight C. Wheeler II,           1996    $112,500   $  -0-         $  671  $435,000 (3)
Vice Chairman until             1995    $177,500   $  -0-         $  972
September 19, 1996 (4)          1994    $180,000   $  -0-         $  697

Andrew T. Harrison,             1996    $125,016   $  -0-         $  -0-   $15,000 (5)
Senior Vice                     1995    $125,000   $  -0-         $  797
President (6)                   1994    $120,000   $  -0-         $  951


(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or ten (10%) percent of the total amount of annual salary and bonus for any named individual. Amounts shown represent certain reimbursements for taxes.

(2) Walter C. Johnsen also served as Chief Financial Officer from March 26, 1996 to June 30, 1996.

(3)  Dwight C. Wheeler II received $435,000 in severance payments in
1996.

(4)  Dwight C. Wheeler II also served as Secretary from March 26,
1996 to September 19, 1996 and Treasurer from April 23, 1990 to
September 19, 1996.

(5) Andrew T. Harrison received $15,000 in consulting fees in 1996.

(6)  Andrew T. Harrison retired as of December 31, 1996.

<PAGE 12>
OPTION GRANTS IN LAST FISCAL YEAR
AND POTENTIAL REALIZABLE VALUES

The following table provides information concerning each option granted during the last fiscal year to each of the named executive officers and the potential realizable value of such options at certain assumed rates of stock appreciation.

                                                                           Potential
                                                                       Realizable Value
                                                                      at Assumed Annual
                                                                        Rates of Stock
                                                                      Price Appreciation
                                                                          for Option
                         Individual Grants                                   Term
--------------------------------------------------------------------  ------------------

                                      % of
                                      Total
                                     Options
                        Number of    Granted
                         Shares        to
                       Underlying   Employees  Exercise
                         Options    in Fiscal  or Base   Expiration
Name                     Granted      Year      Price       Date         5%          10%
---------------------  -----------  ---------  --------  -----------  --------  --------
Walter C. Johnsen        75,000        50%      $3.75    January 23,  $177,000  $448,000
                         shares                  per        2006
                                                share

Dwight C. Wheeler II      - 0 -        0%         $0         ---         $0        $0

Andrew T. Harrison        - 0 -        0%         $0         ---         $0        $0

    (1) Includes President and Chief Executive Officer and the two other most highly compensated executive officers as measured by salary and bonus.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR
END OPTION VALUES

The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                            Number of
                                           Securities      Value of
                                           Underlying     Unexercised
                                           Unexercised   In-the-Money
                                           Option/SARs    Option SARs
                       Shares               at Fiscal     at Fiscal
                      Acquired              Year End       Year End
                         on                  (#) (1)      ($) (1) (2)
                      Exercise   Value    Exercisable /  Exercisable /
                        (#)     Realized  Unexercisable  Unexercisable
--------------------  --------  --------  -------------  -------------
Walter C. Johnsen          -0-       -0-    150,000/-0-   $271,875/-0-

Dwight C. Wheeler II    50,000   $68,750        -0-/-0-         $0/-0-

Andrew T. Harrison         -0-       -0-     16,000/-0-    $21,000/-0-


(1)     The Company has no unexercised SARs.
(2) Values stated are based on the closing price per share of the Company's Common Stock on the American Stock Exchange on
December 31, 1996, the last trading day of the fiscal year.

<PAGE 13>
ACME UNITED CORPORATION RETIREMENT PLANS

In December 1995, the Board of Directors adopted a resolution to freeze the defined benefit pension plan resulting in no further benefit accruals after February 1, 1996. The life annuity annual benefit at age 65, was zero for Walter C. Johnsen, $18,187 for Dwight C. Wheeler II, and $28,961 for Andrew T. Harrison. These amounts are not subject to a deduction for estimated Social Security benefits, and do not include benefits which would result from the transfer by a retiring employee of his accrued profit-sharing account balance to the pension plan.

CHANGE-IN-CONTROL ARRANGEMENTS AND SEVERANCE PAY PLAN

The Company has a Salary Continuation Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. Amongst others, this plan covers Walter C. Johnsen, and is designed to retain key employees and provide for continuity of management in the event of an actual or threatened change in control of the Company and/or the sale of its Medical Products Division. First, the plan provides that in the event of such a change in control and/or sale of the Medical Products Division each such key employee would have specific rights and receive certain benefits if, within one year after such change in control and/or sale (two years for officers who like Mr. Johnsen are also Directors), either the employee's employment is terminated by the Company involuntarily, his responsibility, status or compensation is reduced, or if he is transferred to a location unreasonably distant from his current location. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months' compensation based upon the level of his non-deferred compensation in effect immediately preceding such disposition. Secondly, any such key employee resigning within six (6) months after the disposition of the Company or the Medical Products Division (one year for certain officers who like Mr. Johnsen are also Directors) would be entitled to a similar payment. Under the first scenario Mr. Johnsen would be entitled to thirty (30) months' compensation; under the second scenario, Mr. Johnsen would be entitled to twenty-four (24) months' compensation.

The Company has a Severance Pay Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one
(1) year of Company service.  Amongst others, this Plan covers
Mr. Johnsen and is designed to enable the Company to attract and retain key employees. The Plan provides that in the event the key employee's employment is terminated by the Company involuntarily, his responsibility, status or compensation is reduced or if he is transferred to a location unreasonably distant from his current location, he shall be entitled to benefits under the Plan. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months compensation based upon the level of his non-deferred compensation in effect immediately preceding such termination. Under the Plan Mr.
Johnsen would be entitled to six (6) months' compensation upon such severance. This plan applies only if the Salary
Continuation Plan does not apply. Mr. Dwight C. Wheeler II resigned on September 19, 1996, and was paid a severance of $435,000 under this Plan representing twenty nine (29) months of compensation of his salary in effect on November 30, 1995.

<PAGE 14>
PERFORMANCE GRAPH

The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph compares the yearly cumulative total stockholder return on the Company's Common Stock with the yearly cumulative total return of (a) the AMEX Market Index and (b) a peer group of companies that, like the Company, (i) are currently listed on the American Stock Exchange, and (ii) have a market capitalization of $10 million to $20 million. The peer group includes the following companies: Acme United Corporation, Aerosonic Corp, Aircoa Hotel Partnr (LP), Alba-Waldensian Inc, Alfin Inc, AM International Inc, America First Prep 2 LP, American Real Estate Inv, American Restaurants PRT, Arizona Land Income Corp, Arrhythmia Research Tech, Arrow Automotive Ind, Aurora Electronics Inc, B&H Ocean Carriers LTD, Bank of Southington, Barrister Info Systs CP, Beard Co, Bentley Pharmaceutical, Biscayne Apparel Inc, Blackrock CA INV QMT, Blackrock FL IQMT, Blackrock NJ IQMT, Blackrock NY IQMT, Bowmar Instrument Corp, Brandywine Realty Trust, Buffton Corp,
Calton Inc, Carematrix Corporation, Chicago Rivet & Machine, Citadel Holding Corp, Citisave Financial Corp, Coast Distribution Systs, Cognitronics Corp, Computrac Inc, Core Material, Cornerstone Bank, Dewolfe Copanies Inc, Driver-Harris Co, Editek Inc, Engex Inc, Environmental Tectonics, Espey Mfg & Electronics, ETS International Inc, EXX Inc CL A, Farmstead Telehone GR, FFP Partners L.P., First Central Financial, First West VA Bancorp, Foodarama Supermarkets, FPA Corp, Frontier Adjustr of Amer, Gamma Biologicals Inc, General Automation Inc, Global Ocean Carriers, Globalink Inc, Hastings Manufacturing, Heartland Partners L.P., Hein-Werner Corp, Heist C.H. Corporation, Income Opportun Rlty Inv, Independent Bankshares, Intelligent Systems Corp, Jaclyn Inc, Jalate LTD, Joule Inc, KBK Capital Corp, Kentucky First Bancorp, Kit Manufacturing Co, Marlton Technologies Inc, Matec Corp, Measurement Specialties, Media Logic Inc, Merrimac Industries Inc, Midsouth Bancorp, Milwaukee Land Co, Morgan Group Inc CL A, Movie Star Inc, MSR Exploration LTD, NFC PLC ADR, O'Okiep Copper Co, Ohio Art Co, One Liberty Props Inc, Pacific Gateway Props, Pamida Holdings Corp, PC Quote Inc, Pinnacle Bancshares Inc, Pittsbgh & WV Railroad, Plymouth Rubber Inc CL A, Polk Audio Inc, Professional Bancorp Inc, Richton Internat Corp, Scandinavia Co, Servotronics Inc, Silverado Foods Inc, Sloans Supermarkets, Southern Banc Co Inc, Southfirst Bancshares, Sterling Cap CP, Sunbelt Nursery Group, Team Inc, Thermwood Corp, Three Rivers Fin, Tolland Bank CT, Town & Country Corp, Trans Lux Corp, Triton Group LTD, United Guardian Inc, Unitel Video Inc, Van Kampen AM CAP OH VMI, Versar Inc, Vitronics Corp, Wellco Enterprises Inc, Wells-Gardner Electronic, Winston Resources Inc, Xytronyx Inc.

The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. While the Company is aware that some other publicly-traded companies market products in one of the Company's two lines-of-business, none of these other companies provide most or all of the products offered by the Company, and many offer other products or services as well. Moreover, some of these other companies that engage in one of the Company's two lines-of-business do so through divisions or subsidiaries that are not publicly-traded. Furthermore, many of the other companies are substantially more highly capitalized than the Company. For all of these reasons, any such comparison would not, in the opinion of the Company, provide a meaningful index of comparative performance.

<PAGE 15>
The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                     (Printer: Insert Graph)

PROPOSAL FOR AMENDMENT TO 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION
PLAN

On February 27, 1997, the Board of Directors, subject to approval of the Shareholders, amended and restated the 1996 Non-Employee Director Stock Option Plan and renamed the plan the Non-Salaried Director Stock Option Plan ("Plan"). The following description of the Plan as amended is qualified in its entirety by reference to the text of the Plan, a copy of which has been filed with the SEC.

PURPOSE

The purpose of the Plan is to provide long-term incentive supplemental compensation for members of the Board of Directors of the Company who are not salaried employees of the Company through the ownership of the Company's Common Stock, thereby further aligning their interest with the interests of shareholders. Stock option plans for such directors have served other companies and their shareholders well by directly relating incentive compensation to the building of long-term shareholder values. Last year a plan was proposed for the first time for directors to provide equity-related compensation for this important group as well. Such plans are increasingly common throughout American industry and are found in other companies with which the Company competes for the services of qualified individuals to serve as directors. Approximately one year after the Plan was approved by the shareholders in 1996 it became apparent that, while the Plan was the correct action, certain adjustments were necessary.

ADMINISTRATION OF THE PLAN

The Plan is administered by the Compensation Committee of the Board of Directors composed of certain non-employee directors (the "Committee"). The Committee, however, has no discretion affecting the timing, price or amount of any grants, all of which are determined in the Plan.

SHARES OF STOCK SUBJECT TO THE PLAN

As approved in 1996, the aggregate number of shares subject to options during the term of the Plan was limited to 50,000 shares of the Common Stock of the Company. It is now proposed that the number of shares subject to options be increased from 50,000 to 60,000. This limit may not be increased during the term of the Plan except by the shareholders or by equitable adjustment following recapitalization, stock splits, stock dividends or any similar adjustment in the number of shares subject to outstanding options, and in the related option exercise price. If the shareholders approve this Plan amendment, additional shares (which can be authorized but unissued shares or treasury shares or a combination thereof) will be set aside for the award of options.

<PAGE 16>
ELIGIBILITY

New Directors of the Company who are first elected to the Board at the 1996 Annual Meeting or at subsequent Annual Meetings and, at the time of receiving any grant, are not salaried employees of the Company are eligible to receive benefits under the Plan. Directors who were first elected to the Board prior to the 1996 Annual Meeting and who are not salaried employees of the Company are eligible to receive benefits under the Plan after being elected at the 1997 Annual Meeting. The only non-employee director to have received stock options to date is Mr. Tullis and he will not be eligible for additional grants as a result of the proposed amendment. Directors who are elected in the future will be eligible for option grants only to the extent options previously granted are terminated or surrendered.

DURATION OF THE PLAN

No awards of stock options may be made after 2006, but termination will not affect the rights of any participant with respect to any grants made prior to termination.

OPTION

The Plan as adopted in 1996 provides that an option to purchase 10,000 shares of the Common Stock of the Company be granted to each new director on April 22, 1996, and for each additional new director added each year thereafter (beginning with 1997) on the date of the Annual Meeting for that calendar year to each Director who, at the adjournment of that meeting, is an eligible Director.

The Plan as adopted in 1996 provides that directors elected prior to the 1996 Annual Meeting would be granted shares only after aggregate earnings of $0.50 per share has been earned over a period of four consecutive quarters. Thereafter, grants would be made at a rate of 2,500 shares annually until a total 10,000 shares of options had been granted. In retrospect this approach failed to create an immediate incentive and thus failed to create the motivation intended by the Plan. Therefore it is proposed that, subject to shareholder approval, all current directors who are not salaried employees be granted an option to purchase 10,000 shares on the date shareholder approval occurs. Vesting of the option shares granted on April 28, 1997 to each participant would be as follows:

              2,500 on April 29, 1997
              2,500 on April 29, 1998
              2,500 on April 29, 1999
              2,500 on April 29, 2000

The grant to Mr. Tullis after the 1996 Annual Meeting will vest on April 23, 1997.

<PAGE 17>
EXERCISE PRICE

The exercise price with respect to an option awarded under the Plan is 100% of the fair market value of the Common Stock as of the date the option is granted. It will be paid for in full, in cash or in any other medium and manner satisfactory to the Company at the time the option is exercised. The optionee must satisfactorily provide for the payment of any taxes which the Company is obligated to collect or withhold before the Common Stock is transferred to the optionee.

PROVISIONS RELATING TO OPTIONS

Options may not be exercised until vested as described above and not after ten years from the date of the grant, except in the case of death of the grantee in the final year prior to expiration of the 10-year term. In that case, stock options may be exercised for a period of eleven years from the date of grant. The Committee may make provision for exercises within the 10-year terms of a grant but following termination of Board membership. Recipients will have no rights as stockholders until the date of exercise in the case of an exercise involving receipt of stock. Options may not be transferred except upon the death of the grantee, in certain other instances as provided by law, and for the benefit of immediate family members if permitted by law and under uniform standards adopted by the Committee.

AMENDMENT TO THE PLAN

The Board of Directors on recommendation of the Committee may amend or terminate the Plan, except that no amendment shall affect the timing, price or amount of any grants to eligible Directors. In addition, shareholders must approve any change (i) increasing the numbers of shares subject to the Plan (except as described under "Shares of stock subject to the Plan") or (ii) changing the eligibility for grant. Provisions of the Plan may not be amended more than once every six months, other than to comply with provisions of applicable law.

FEDERAL INCOME TAX CONSEQUENCES

Granting of options and rights
A recipient of options incurs no income tax liability as a result of having been granted those options or rights.

Exercise of Options
The exercise by an individual of a stock option normally results in the immediate realization of income by the individual of the difference between the market value of the stock which is being purchased on the date of exercise and the price being paid for such stock. The amount of such income also is deductible by the Company.

Sale of Stock
Under current law an individual who sells stock which was acquired upon the exercise of options will receive long-term capital gains or loss treatment, if he or she has held such stock for longer than one year following the date of such exercise, on gain or loss equal to the difference between the price for which such stock was sold and the market value of the stock on the date of the exercise. If the individual has held the stock for one year or less the gain or loss will be treated as short-term capital gain or loss.

<PAGE 18>
PLAN BENEFITS

Upon approval of the amendment to the Plan by the shareholders and upon their election as Directors at the 1997 Annual Meeting, all directors who are not salaried employees of the Company and who have not previously received a stock option grant, namely Messrs. Clark, Dunbar, Marsilius, Moore and Penisten, will be granted options for 10,000 shares each under the terms of the amended Plan.

VOTE REQUIRED

The Plan amendment described requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or by proxy at the meeting. If the amendment is not approved by shareholders, it will not become effective.

The Board of Directors recommends a vote FOR approval of the amendment to the 1996 Non-Employee Director Stock Option Plan.

SELECTION OF AUDITORS

The shareholders will be asked to approve the appointment of Coopers & Lybrand, auditors for the Company since 1969, as auditors for 1997. The Company knows of no direct or material indirect financial interest in the Company or of any connection with the Company by this accounting firm except the professional relationship between auditor and client.

Representatives of Coopers & Lybrand are expected to be present at the 1997 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's common stock, to file with the SEC and the American Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1996 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except as follows:

  - The filing of Form 3 with the SEC by Ms. Cheryl L. Kendall was not made within ten (10) days of her becoming employed by the Company on July 1, 1996. Her Form 3 was filed with the SEC on or about August 1, 1996.

  - The filing of Form 3 with the SEC by Mr. James L.L. Tullis was not made within ten (10) days of his becoming a director of the Company on April 22, 1996. His Form 3 was filed with the SEC on or about May 3, 1996.

  - The filing of Form 4 with the SEC by Mr. Wayne R. Moore was not made within ten (10) days after the end of month of purchase of company stock on August 29, 1996. The Form 4 was filed with the SEC on or about September 16, 1996.

<PAGE 19>
SHAREHOLDER PROPOSALS

To allow sufficient time for preparation of the proxy and proxy statement, shareholder proposals for presentation at the Annual Meeting scheduled for April 27, 1998 must be received by the Secretary of the Company no later than November 27, 1997.

In addition, the Company's by-laws provide that any shareholder wishing to make a nomination for the office of Director at the 1998 Annual Meeting must give the Company at least sixty (60) days' advance notice, and that notice must meet certain requirements set forth in the by-laws. Shareholders may request a copy of the by-laws from the Secretary of the Company.
Notices and requests should be addressed to Secretary, Acme United Corporation, 75 Kings Highway Cutoff, Fairfield, Connecticut 06430.

OTHER BUSINESS

Management does not know of any matters to be presented, other than those described herein, at the Annual Meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of proxies is being made by management through the mail, in person and by telephone and telegraph. The Company will be responsible for costs associated with this solicitation.



By Order of the Board of Directors
Cheryl L. Kendall, Vice President -
Chief Financial Officer, Secretary
and Treasurer
Acme United Corporation
75 Kings Highway Cutoff
Fairfield, Connecticut 06430
March 31, 1997

----------------------------------------------------------------------------
EXHIBIT A

AMENDED AND RESTATED ACME UNITED CORPORATION
NON-SALARIED DIRECTOR STOCK OPTION PLAN


I.     GENERAL

     1.1     Purpose of the Plan

     The purpose of the Acme United Corporation Non-Salaried Director Stock Option Plan (the "Plan") is to enable Acme United Corporation (the "Company") to attract and retain persons of exceptional ability to serve as directors of the Company and to align the interests of directors and shareholders in enhancing the value of the Company's common stock (the "Common Stock").

     1.2  Administration of the Plan

     The Plan shall be administered by the Compensation Committee or its successors (the "Committee") of the Company's Board of Directors (the "Board") which shall have full and final authority in its discretion to interpret, administer and amend the provisions of the Plan; to adopt rules and regulations for carrying out the Plan; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall consist of at least two persons and shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company.

     1.3     Eligible Participants

     Commencing April 22, 1996 each member of the Board who is not a salaried employee of the Company or any of its subsidiaries shall be a participant (a "Participant") in the Plan.

     1.4     Grants Under the Plan

     Grants under the Plan shall be in the form of stock options as described in Section II (an "Option" or "Options").

     1.5     Shares

     The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of Options, which may be issued under the terms of the Plan, may not exceed 60,000 shares and hereby are reserved for such purpose. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.


     Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the "Exchange Act") will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

     1.7     Definitions

     The following definitions shall apply to the Plan:

     (a) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled (as determined by a physician mutually acceptable to the participant and the Company) before termination of his or her service on the Board if such total disability continues for more than three (3) months.

     (b) "Fair Market Value" means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange or automated quotation system of a registered securities association on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith.

II. OPTIONS

     2.1     Terms and Conditions of Options

     Each Participant who is elected a director on April 28, 1997 and who has not received any prior grant under this Plan shall receive a grant of an Option to purchase 10,000 shares of Common Stock on April 28, 1997. If and to the extent Options granted hereunder lapse as a result of termination or surrender, additional Options shall be granted to any Director or Directors who are first elected after April 28, 1997, which Options shall be in such amounts (not to exceed 10,000 shares per Director) and shall vest at such times as the Committee shall determine.

     2.2     Nonqualified Stock Options

     The terms of the Options shall, at the time of grant, provide that the Options will not be treated as incentive stock options within the meaning of Section 422 of the Internal Revenue
Code of 1986, as amended (the "Code").

     2.3     Option Price

     The option price per share shall be the Fair Market Value of the Common Stock on the date the Option is granted.

     2.4     Term and Exercise of Options

     (a) The term of an Option shall not exceed ten (10) years from the date of grant. Except as provided in this Section 2.4, after a Participant ceases to serve as a director of the Company for any reason, including, without limitation, retirement, or any other voluntary or involuntary termination of a Participant's service as a director (a "Termination"), the unexercisable portion of an Option shall immediately terminate and be null and void, and the unexercised portion of any outstanding Options held by such Participant shall terminate and be null and void for all purposes, after thirty (30) days (or, for any option granted prior to April 28, 1997 three (3) months) have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion, within thirty (30) days from the date of the Termination. Upon a Termination as a result of death or Disability, any outstanding Options may be exercised by the Participant or the participant's legal representative within twelve (12) months after such death or Disability; provided, however, that in no event shall the period extend beyond the expiration of the option term.

     (b) Options shall become exercisable in whole or in part after one (1) year has elapsed from the date of grant for Options granted prior to April 28, 1997. In no event, however, shall an Option be exercised after the expiration of (10) years from the date of grant.

     (c) Options granted April 28, 1997, and later shall become exercisable as follows:

          25% - one day after date of grant
          25% - one day and one year after date of grant
          25% - one day and two years after date of grant
          25% - one day and three years after date of grant

     (d) A Participant, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his or her legal representative, who, by reason of his or her death, shall acquire the right to exercise all or a portion of the Option. If no designation is made before the death of the Participant, the Participant's Option may be exercised by the personal representative of the participant's estate or by a person who acquired the right to exercise such Option by will or the laws of descent and distribution. If the person with exercise rights desires to exercise any portion of the Option, such person must do so in accordance with the terms and conditions of this Plan.

     2.5     Notice of Exercise

     When exercisable pursuant to the terms of the Plan and the governing stock option agreement, an Option shall be exercised by the Participant as to all or part of the shares subject to the Option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) accompanied by a check payable to the Company in an amount equal to the full exercise price of the number of shares being exercised, and (c) containing such further provisions consistent with the provisions of the Plan as the Company may from time to time prescribe. No Option may be exercised after the expiration of the term specified in Section
2.4 hereof.


     2.6     Limitation of Exercise Periods

     The Committee may limit the time periods within which an Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

     2.7     Change in Control

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then the Option shall immediately become exercisable on the date such Change in Control occurred.

III. GENERAL PROVISIONS

     3.1     General Restrictions

     Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     3.2     Adjustments for Changes in Capitalization

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporation structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, Option price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

     3.3     Amendments

     Without further approval of the shareholders, the Board may discontinue the Plan at any time and may amend it from time to time in such respect as the Board may deem advisable, unless shareholder or regulatory approval is required by law or regulation, and subject to any conditions established by the terms of such amendment; provided, however, that the Plan may not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

     3.4     Modification, Substitution or Cancellation of Grants

     No rights or obligations under any outstanding Option may be altered or impaired without the Participant's consent. Any grant under the Plan may be canceled at any time with the consent of the Participant, and a new grant may be provided to such Participant in lieu thereof.

     3.5     Shares Subject to the Plan

     Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company for use in the Plan, as shall be determined from time to time by the Committee.

     3.6     Rights of a Shareholder

     Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

     3.7     Withholding

       If a Participant is to experience a taxable event in connection with the receipt of shares of Common Stock pursuant to an Option exercise, the Participant shall pay the amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld to the Company prior to the issuance of such shares of Common Stock.

     3.8     Nonassignability

     Except as expressly provided in the Plan, no grant shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant or by the guardian or legal representative of such Participant or pursuant to a QDRO.

     3.9     Nonuniform Determinations

     Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

     3.10     Effective Date; Duration

     The Plan, as amended, shall become effective as of the date the shareholders approve the Plan. No grant may be given under the Plan after May 31, 2006, but grants theretofore granted may extend beyond such date.

     3.11     Change in Control

     Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, then all Options shall become fully exercisable as of the date such Change in Control occurred. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

          (a) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities;

          (b) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

          (c)  upon the approval by the Company's shareholders of
(1) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of Common Stock), (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) a plan of liquidation or dissolution of the Company; or
          (d) if the Board of Directors or any designated committee determines in its sole discretion that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than a person who exercised a controlling influence as of the effective date of the Plan, directly or indirectly exercises a controlling influence over the management or policies of the Company.


     3.12     Governing Law

     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.



(As amended February 25, 1997, subject to shareholder approval).